Exhibit 10.5

TRIPLE NET LEASE

ELIZABETH VILLAGE, LLC

as Landlord

and

GREENWAY MEDICAL TECHNOLOGIES, INC.

as Tenant

121 Greenway Parkway

Carrollton, Georgia

Dated as of July 1, 2000

TABLE OF CONTENTS

Article

Description

Page

Basic Lease Terms

1

Major Definitions

1

1

Demise of Leased Premises

2

2

Rent

2

3

Use of Leased Premises

3

4

Net Lease

3

5

Signs

4

6

Alterations and Liens

5

7

Condemnation

6

8

Fire and Casualty

6

9

Insurance

7

10

Waiver of Subrogation

8

11

Indemnification

8

12

Rights Reserved by Landlord

8

13

Assignment or Sublease

9

14

Environmental Compliance

9

15

Events of Default

10

16

Remedies

11

17

Notices

13

18

Miscellaneous Provisions

13

19

Dispute Resolution

17

Signature Page

18

Exhibit “A”

Legal Description

TRIPLE NET LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the first day of July, 2000, by and between ELIZABETH VILLAGE, LLC, a Georgia limited liability company, hereinafter referred to as “Landlord”, and GREEN WAY MEDICAL TECHNOLOGIES, INC., a Georgia corporation, hereinafter referred to as “Tenant”.  Landlord and Tenant, intending to be bound by the covenants contained herein, do hereby agree as follows:

Basic Lease Terms

The following constitute the basic terms of this Lease.

“Base Rent” is as follows:  Fifteen Thousand and No/100 Dollars ($15,000.00) per month, subject to adjustment as provided in Section 2.4 hereof.

The “Commencement Date” is July 1, 2000, the date upon which the Term of this Lease begins and Tenant’s obligation to pay rent hereunder commences..

“Leased Premises” means the Land and the Building and other improvements thereon, said land being more specifically described in Exhibit “A” attached hereto and by reference incorporated herein (the “Land”).

“Permitted Use” means all uses permitted by applicable law.

The “Term” of this Lease” shall be for fifteen (15) years, through June 30, 2015, unless sooner terminated as set forth herein.  Tenant shall have a right of first refusal to match any bone-fide offer to lease the Leased Premises beyond said Term.

Major Definitions

Capitalized terms in this Lease have the respective meanings set forth below or in the sections cited:

“Alterations” is defined in Section 7.1.

“Building” is the building constructed on the Land.

“Consumer Price Index” or “CPI” is defined in Section 2.4.3.

“Environmental Laws” is defined in Section 15.1.

“Laws” is defined in Section 3.1.

“Lease Year” shall mean each twelve-month period during the Term of this Lease, commencing on the Commencement Date.

ARTICLE 1
Demise of Leased Premises

1.1

In consideration of the rents, terms, provisions and covenants of this Lease Agreement, Landlord hereby leases, lets and demises to Tenant, and Tenant hereby takes, the Leased Premises.  Tenant acknowledges that it has had ample opportunity to inspect the Leased Premises and to conduct any studies and investigations with respect to the Leased Premises and its suitability for Tenant’s intended use, and Tenant hereby accepts the Leased Premises as is.

1.2

Landlord warrants that it has full rights to execute and to perform this Lease and to grant the estate demised.  Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, and so long as no default on the part of Tenant occurs and continues beyond any applicable grace periods, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full Term of this Lease without hindrance by Landlord or anyone acting through Landlord.

ARTICLE 2
Rent

2.1

Tenant agrees to pay the Landlord the Base Rent, without deduction, setoff, or prior demand in advance on the first day of each month.  The aforesaid payments of rent shall be paid in United States dollars in immediately-collectible funds to Landlord at the address set forth in Article 17, or such other address as Landlord may designate by written notice to Tenant.

2.2

All rent or other payments for any partial month or partial year during the Term hereof shall be equitably apportioned, based on the actual number of days in the relevant month or year.

2.3

If any rent due hereunder on or before the first of the month is not received by Landlord on or before the fifth (5th) day of the calendar month in which it is due, or if Tenant’s check is returned by Tenant’s bank without payment, Tenant agrees immediately to pay Landlord $75.00 liquidated damages for each late payment and $75.00 liquidated damages for each dishonored check.  Tenant acknowledges that the late payment charge is being made because late payments cause Landlord additional expenses for bookkeeping, clerical services and interest expense.  Tenant acknowledges that the dishonored check charge is made because of additional bookkeeping and handling charges.  Tenant acknowledges that the damages to Landlord caused by late payment or dishonored checks are difficult or impossible to estimate accurately, that these charges are liquidated damages and not penalties, and that these sums are reasonable pre-estimates of the probable damages to Landlord in the event of late payments or dishonored checks.  Said liquidated damages shall constitute Additional Rent hereunder, and shall be payable in addition to any other monies due Landlord.

2.4

The Base Monthly Rent required to be paid by Tenant to Landlord shall be adjusted as follows:

2.4.1

The Base Monthly Rent shall be adjusted pursuant to this Section 2.4 immediately prior to each and every anniversary of the commencement date of this Lease (each such anniversary of the commencement date is respectively hereafter referred to as an

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“Adjustment Date”) and the Adjusted Monthly Rent (as defined below) shall become effective on each Adjustment Date and shall be due and payable monthly on the first day of each and every calendar month in accordance with the provisions of this Article 2 until the next succeeding Adjustment Date.

2.4.2

On each Adjustment Date the “Adjusted Monthly Rent” due hereunder for the upcoming year shall be an amount determined by multiplying the Adjusted Monthly Rent (or Base Rent, with respect to the first Lease Year) payable during the year immediately preceding the current Adjustment Date by a fraction having as its numerator the Consumer Price Index (as defined below) most recently published prior to the current Adjustment Date, and as its denominator the comparable Consumer Price Index, consistently defined, for the same calendar month in the immediately-preceding year.

2.4.3

“Consumer Price Index,” as used herein, shall mean the “Consumer Price Index for All Urban Consumers, U.S. City Average, All Items” issued by the Bureau of Labor Statistics of the U.S. Department of Labor, as such index may be adjusted or modified from time to time, consistently applied.  If the Consumer Price Index is discontinued, then the consumer price index published by the U.S. Department of Commerce shall be used, and if the U.S. Department of Commerce consumer price index is discontinued, Landlord shall select a comparable substitute in good faith.

ARTICLE 3
Use of Leased Premises

3.1

Tenant shall not use or occupy, or permit the use or occupancy of, the Leased Premises, or any part thereof, (a) for any purpose other than the Permitted Use, (b) for any purpose that is illegal, (c) in any manner to create any nuisance or trespass, (d) for any purpose that could cause a cancellation of any insurance policy covering the Leased Premises or any portion thereof, (e) in any manner that may violate the terms and conditions of any permit or certificate of occupancy applicable to the Leased Premises, or (f) for any purpose or in any manner liable to cause injury to the Building or other improvements on the land.  Tenant at its own expense shall obtain all permits and certificates applicable to its business and its use and occupancy of the Leased Premises, and shall promptly comply with all governmental laws, orders, ordinances, rules, permits and regulations (collectively, “Laws”) applicable thereto.

3.2

The water closets, drains and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no hazardous, inflammable or dangerous substance or waste shall be disposed of in any Building sewerage system in violation of any law.  All hazardous, inflammable or dangerous substances and waste shall be properly stored, handled and disposed of only in such containers as may be legal and labeled for such purpose, and in full accordance with all Laws.

ARTICLE 4
Net Lease

4.1

It is the intent of the parties that this Lease shall be a net lease.  During the Term hereof, Tenant shall undertake the following at its own cost and expense:

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4.1.1

Tenant shall promptly undertake all regularly-scheduled or necessary maintenance, repairs or replacements necessary or advisable to keep the Leased Premises, other than foundation, roof and exterior walls, in first-class condition, including, but not limited to, interior walls, wall coverings, windows, glass, doors, ceilings, floors and floor coverings, driveways, parking areas and landscaped areas serving the Leased Premises.  Tenant shall keep the Building sufficiently heated at all times so as to avoid damage caused by below-freezing temperatures.  Tenant shall maintain, repair or replace all heating, ventilation and air conditioning equipment and preserve all warranties and guaranties related thereto.  Landlord shall assign to Tenant all warranties, guarantees and service contracts relating to the roof, equipment and all other parts of the Leased Premises.

4.1.2

Tenant shall be responsible for installation of its telephone system and for establishing other utility services in its name.  Tenant agrees to pay when due all charges for electricity, gas, telephone, trash hauling, extermination, landscaping, water and sewer and all other services affecting the Leased Premises during the Term hereof, and for any other services contracted for by Tenant.

4.1.3

Tenant shall pay all real estate and personal property taxes imposed upon the Leased Premises, Tenant’s personal property, any tax on leases and rents, and any taxes or fees related to Tenant’s occupancy and use of the Leased Premises.  If any tax bills are sent to Landlord by the taxing authorities, Landlord shall promptly provide copies thereof to Tenant.

4.1.4

Tenant shall procure and maintain in force all insurance required pursuant to Article 9.

4.1.5

Tenant shall keep and maintain the Lease Premises in compliance with all Laws.

4.2

Any costs or taxes applicable to the period of time prior to the Commencement Date or after the expiration of this lease shall be apportioned based on the actual number of days in the month or year in question.  All costs and expenses related to the obligations of Tenant under this Article 4 shall be deemed to be additional rent hereunder.

4.3

Landlord shall maintain and keep in good repair, the foundation, exterior walls, and roof of the Leased Premises.

ARTICLE 5
Signs

5.1

Tenant shall have the right, without Landlord’s prior consent, to erect, install, alter, maintain and replace any signs, window or door lettering, placards, or decorations of any type on the Leased Premises.  Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs.  Tenant shall remove all such signs at the expiration or sooner termination of this Lease, and shall repair any damage and close any holes caused by such installation or removal, with such repairs to be made in a good workmanlike manner.  All such signs shall be in full compliance with all applicable Laws.

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ARTICLE 6
Alterations and Liens

6.1

Tenant shall have the right to make any non-structural alterations, additions or improvements in or to the interior of the Building (collectively, “Alterations”), without the prior consent of Landlord, provided no such Alteration shall compromise the structural integrity of the Building or the roof thereon.  Any work proposed by Tenant that affects the structural integrity or exterior of the Building or the roof shall require the prior written consent of Landlord to all plans and specifications therefore in Landlord’s sole discretion.  All Alterations made, installed in or attached to the Leased Premises by Tenant shall be made at Tenant’s expense in a good and workmanlike manner, in accordance with all applicable Laws.  Prior to the commencement of any work permitted in accordance with this Article 6, Tenant shall assure that all contractors and subcontractors that will perform such work carry insurance providing prudent coverage to Landlord and Tenant.

6.2

Tenant shall keep the Leased Premises free from all liens, rights to liens or claims of liens of contractors, subcontractors, mechanics or materialmen for work done or materials furnished to the Leased Premises at the request of Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant.  If any such lien shall at any time be filed, Tenant shall cause the same to be vacated and canceled of record within ten (10) days after the filing thereof.  Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all lasses, costs or expenses, including attorney’s fees and expenses actually incurred, based upon or arising out of such liens.

6.3

All alterations, additions or improvements, including, but not limited to, permanent fixtures and floor coverings, which may be made or installed by either of the parties hereto upon the Leased Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, shall be the property of Landlord, and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury; provided, however, Tenant shall have the right to remove from the Leased Premises movable office furniture, machinery, data processing and related equipment, movable partitions and trade fixtures installed at the expense of Tenant, but only if such furnishings were not constructed or installed by Landlord prior to the Commencement Date.  Tenant shall, prior to the termination of the Lease, restore any areas damaged or affected by the removal of its furniture or equipment to the condition existing prior to the installation of such furniture or equipment.  The parties acknowledge and agree that any improvements, alteration, additions, equipment or facilities constructed or installed by Landlord prior to the Commencement Date shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or sooner termination of this Lease.

6.4

Tenant shall not penetrate, puncture, or otherwise alter the roof or any portion thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to communications antennae, dishes, and similar or related equipment.  In the event Landlord shall grant its consent to Tenant as provided above, Tenant shall, at its sole cost and expense, be responsible for assuring that upon completion of the installation of any items upon the roof or of other work thereon all necessary

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flashing, patching, and other repairs that may, in the reasonable discretion of Landlord, be necessary to return the roof to a waterproof condition is performed in a first-class and workmanlike manner and in keeping with any warranty or guaranty affecting the roof.

ARTICLE 7
Condemnation

7.1

In the event the Leased Premises or a material part thereof shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Landlord shall sell and convey the Leased Premises, or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said Leased Premises or any portion thereof, then either party shall have the option to terminate this Lease upon ten (10) days’ prior written notice to the other party, and Base Rent and additional rent shall be pro-rated from the date of possession by the condemning authority.  All damages awarded for such taking, or paid as the purchase price for such sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or landlord’s reversionary interest, shall be long to and be the property of Landlord; provided, however, Tenant shall have the sole right to reclaim and recover from the condemning authority, but not from Landlord, such condemnation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of Tenant’s leasehold interest and any and all costs or loss (including loss of business) to which Tenant might be put in removing Tenant’s furniture, fixtures, leasehold improvements and equipment to a new location.  If Landlord or Tenant do not terminate this Lease, then to the extent and availability of condemnation proceeds received by Landlord and Tenant and subject to the rights of any secured lender thereto, Landlord and Tenant shall with due diligence and in good and workmanlike manner, restore and reconstruct the Leased Premises to the extent reasonably possible within a period of one hundred twenty (120) days after the date of the physical taking, and such restoration and reconstruction shall make the Leased Premises reasonably tenantable.

7.2

Subsequent to the restoration pursuant to Section 7.1 above, the Base Rent payable hereunder shall be adjusted proportionately to the extent necessary to reflect any reduction in the floor area of the Building.

ARTICLE 8
Fire and Casualty

8.1

In the event during the Term of this Lease the Improvements are damaged by fire or other casualty, (a) Landlord shall restore the foundation, exterior walls and roof of the Premises substantially to the extent they existed on the Commencement Date, and (b) Tenant shall repair and rebuild the remainder of the Improvements substantially to the extent existing immediately prior to the fire or other casualty.  The insurance required pursuant to Article 9 shall be applied first to (a), then to (b).  Landlord shall not be liable to Tenant for any damage or expense which temporary lack of use of the Building may cause Tenant, it being Tenant’s obligation to obtain business interruption insurance covering such contingencies if so desired.

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ARTICLE 9
Insurance

9.1

Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain and keep in full force and effect, the following types and kinds of insurance, with insurance companies licensed in the State of Georgia and reasonably acceptable to Landlord:

9.1.1

“All risk” property insurance upon the Building and the machinery, boilers and equipment contained therein against damage by fire, lightning, storm, explosion, earthquake and extended coverage in an amount not less than one hundred percent (100%) of the full replacement cost thereof, naming Landlord and Tenant as insureds as their interests may appear.  Tenant shall comply with all insurance regulations, and nothing shall be done or kept in or on the Building or the remainder of the Leased Premises that may cause cancellation of any such insurance.

9.1.2

”All risk” property insurance upon property of every description and kind owned by Tenant and located on the Leased Premises, including, without limitation, furniture, fittings, installations, alteration, additions, partitions and fixtures, in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

9.1.3

(1) Public general liability insurance, with Landlord and any designee of Landlord named as additional insureds as their interests may appear.  The liability insurance policy shall include coverage for personal injury, contractual liability, Tenant’s legal liability, bodily injury, death and property damage and shall protect Landlord, Tenant and any designee of Landlord against any liability which arises from any occurrence in or about the Leased Premises or any appurtenance of the Leased Premises, or which arises out of or is in any way connected with the use and occupancy of the Leased Premises by Tenant, or which is occasioned in whole or in part by any act or omission of Tenant, its employees, agents, servants, contractors, concessionaires, licensees, invitees, customers, sub-tenants or assigns.  The coverage limits of said policy shall be at least One Million Dollars ($1,000,000.00) with respect to any one person, at least Two Million Dollars ($2,000,000.00) with respect to one accident and at least One Hundred Thousand Dollars ($100,000.00) with respect to property damage; provided, however, that such required limits may be adjusted by Landlord from time to time (but no more often than once in any calendar year) to reflect the change in the Consumer Price Index (as defined below) since the Commencement Date.

(b) The change in the Consumer Price Index and the minimum liability insurance coverage that may be required pursuant to the terms of subsection 9.1.3(a) shall be determined by dividing the most recently available CPI by the CPI for the month in which the Commencement Date occurs, and multiplying the result by the dollar amounts set forth in subsection 9.1.3(a).

9.1.4

Worker’s compensation insurance in the amount required by law to protect Tenant’s employees.

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9.2

Tenant’s obligations to maintain such insurance shall not limit its obligation to indemnify, defend and hold harmless Landlord to the extent provided in this Lease, and the limit of such insurance shall not in any way limit Tenant’s liability hereunder.

ARTICLE 10
Waiver of Subrogation

10.1

Landlord and Tenant each hereby release each other and each other’s officers, directors, employees, agents and partners from liability for loss or damage to the other or anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained or required to be maintained hereunder.  Landlord and Tenant each agree that each will request its insurance company to include in its policy such a clause or endorsement.  If the insurance company is willing to include such clause or endorsement in a policy carried by a party hereto only on condition that the premium be increased, the party required to carry the insurance shall give notice to the other party of the need for an increased premium and of the amount of such increase, and the other party, at its election may pay the same, but shall not be obligated to do so.  The clause or endorsement shall be required only if the other party pays the increase within twenty (20) days after the notice is given.

ARTICLE 11
Indemnification

11.1

All personal property belonging to Tenant or to any other person in or about the Leased Premises shall be there at the sole risk of Tenant or such other person, and neither Landlord nor Landlord’s agents, employees or contractors shall be liable for the theft or misappropriation thereof, nor for any damage or injury thereto, nor for death or injury of Tenant or any other persons or damage to property except to the extent arising out of the negligence of Landlord or its employees, agents and contractors.  Tenant shall protect, indemnify and save harmless Landlord from all losses, costs, including attorney fees, or damages sustained by reason of any act or other occurrence or failure to act causing death or injury to any person or damage to property whosoever or whatsoever on or arising out of the Leased Premises or any part thereof, or due directly or indirectly to any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed.  To the maximum extent permitted by law, Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on, in or about the Leased Premises nor for any injury or damage to the Leased Premises or to any property of Tenant or any other person whatsoever except to the extent caused by the negligence of Landlord or its employees, agents, servants and contractors.  The provisions of this subsection and all other indemnity provisions elsewhere contained in this Lease shall survive the expiration or earlier termination of this Lease with respect to events theretofore occurring.

ARTICLE 12
Rights Reserved by Landlord

12.1

In addition to the other rights reserved to Landlord hereunder or available at law or in equity, Landlord reserves the right to enter the Leased Premises at all reasonable times

8

during normal business hours (except during an emergency) (a) for the making of such inspections or repairs of or to the Leased Premises as Landlord, in its reasonable discretion, may deem necessary or desirable; (b) to exhibit the Leased Premises to any lender or potential lender that may be granted a security interest in the Leased Premises, or to others during the last six (6) months of the Term hereunder; and (c) for any purpose related to the safety, protection, preservation or improvement of the Leased Premises.  Landlord agrees not to unnecessarily interfere with Tenant’s operations in the Leased Premises, and Landlord’s rights reserved under this Article 12 shall not impose any further obligations on Landlord to inspect or care for the Leased Premises or to otherwise exercise any of such rights.

ARTICLE 13
Assignment or Sublease

13.1

Tenant shall not mortgage, pledge, encumber, assign or in any manner transfer this Lease, in whole or in part, or any interest herein, or sublet or allow any other person, firm or corporation to use or occupy the Leased Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Any attempted assignment, sublease, license or other transfer by Tenant in violation of the terms and covenants of this Article shall be void.  Notwithstanding the foregoing, without Landlord’s prior consent but upon prior written notice to Landlord, Tenant shall have the right to assign its interest in this Lease or to sublease all or any portion of the Leased Premises to any subsidiary, division or affiliate of Greenway Medical Technologies, Inc., subject to all the terms and provisions hereof.

13.2

Any assignment, subletting or other transfer, even with the consent of Landlord, shall not destroy the privity of contract between Landlord and Tenant and shall not relieve Tenant from primary liability for the payment of Base Rent and additional rent or from the primary obligation to keep and be bound by the terms, conditions and covenants of this Lease.  It is hereby acknowledged that Landlord may at any time accept rent under this Lease from any person offering to pay the same without thereby acknowledging the person so paying as a tenant in place of the Tenant hereinabove named, and without releasing said named Tenant from the obligations of this Lease, and without recognizing the claims under which such person offers to pay said rent, but the same shall be taken to be a payment on account by Tenant.

ARTICLE 14
Environmental Compliance

14.1

Landlord represents and warrants that to the best of its knowledge and belief, the Leased Premises are free of all hazardous materials and substances (including, but not limited to asbestos) that violate any federal, state or local laws, rules, regulations or ordinances which relate to or deal with human health, safety or the human or natural environment (collectively, “Environmental Laws”).  Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all loss, damages, expenses, fees, claims, demands, causes of action, judgments, costs and liabilities, including, but not limited to, attorney’s fees and costs of litigation, and costs and expenses of response, remedial and corrective work and other clean-up activities, arising out of or in any manner connected with the violation by Landlord or Landlord’s employees, agents, contractors or representatives of any Environmental Law.

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14.2

Tenant represents and warrants that it will operate and keep the Leased Premises in full compliance with all Environmental Laws.  Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, demands, causes of action, judgments, costs and liabilities, including, but not limited to, attorney’s fees and costs of litigation, and costs and expenses of response, remedial and corrective work and other clean-up activities, arising out of or in any manner connected with (a) the violation by Tenant or Tenant’s employees, agents, delegees, invitees, licensees, contractors or representatives of any Environmental Law, (b) anyone storing, transporting or disposing of any hazardous material or substance on the Leased Premises during the Term hereof or the existence of any hazardous material, substance or waste on the Leased Premises during the Term hereof, or (c) any release of any hazardous material , substance or waste arising out of or in any manner connected with Tenant’s alteration, use or occupancy of the Leased Premises.

ARTICLE 15
Events of Default

15.1

This Lease is made upon the condition that Tenant shall punctually perform all of its covenants and agreements as herein set forth.  The occurrence of any of the following shall constitute an event of default hereunder by Tenant, in addition to those provided elsewhere in this Lease:

15.1.1

Tenant shall fail to pay any installment of rent hereby reserved when due, including without limitation the Base Rent and any additional rent within ten (10) days of notice of such nonpayment; provided, however, that notice of non-payment of Base Rent or additional rent need not be given more than once in any Lease Year;

15.1.2

Tenant fails to observe, perform and keep each and every other obligation contained in this Lease to be observed or performed by Tenant, and Tenant persists in such failure for thirty (30) days after notice from Landlord requiring that Tenant correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such thirty (30)-day period for other than financial reasons, Tenant shall have a reasonable time to cure such failure provided Tenant is not otherwise in default hereunder, commences to cure as soon as is reasonably possible and prosecutes such cure diligently to completion;

15.1.3

Tenant shall become insolvent, make a transfer in fraud of creditors, make an assignment for the benefit of creditors, or file a petition for debt relief under any federal or state statute; or

15.1.4

Tenant shall abandon the Leased Premises prior to the expiration or sooner termination of this Lease.

15.2

Notwithstanding anything contained in subsection 15.1.2 above, should the occupancy or use by Tenant or any of Tenant’s officers, employees, guests, invitees, agents or contractors (a) be in violation of any public law, ordinance, rule or regulation, or (b) result in or contribute to a condition threatening to harm person or property, Tenant shall immediately take and diligently pursue whatever actions may be reasonably necessary to alleviate such condition.

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ARTICLE 16
Remedies

16.1

Upon the occurrence of any of the events set forth in Article 15, Landlord shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

16.1.1

Terminate this Lease, in which event Tenant shall surrender the Leased Premises to Landlord without any further notice or demand;

16.1.2

Without terminating this Lease, enter upon and secure the Leased Premises, whether same are relet on behalf of Tenant or not; or

16.1.3

Correct or cure such default and recover such amount expended, together with interest thereon until paid at the lesser of eighteen (18%) per annum or the highest rate permitted by applicable law.

16.2

In the event of such termination or re-entry, Landlord may, at its option,

16.2.1

declare the present value (discounted at five percent (5%)) of the entire amount of the Base Rent that would have become due and payable during the remaining Term of this Lease to be due and payable immediately, in which event Tenant shall pay the same at once, together with any and all unpaid Base Rent and additional rent theretofore due; provided, however, that such payment shall not constitute a penalty, forfeiture or liquidated damages but shall merely constitute payment in advance of the rent for the remainder of the Term of this Lease.  Upon making such payment, Tenant shall be entitled to receive from Landlord the net difference between (a) any and all rents received by Landlord on account of said Leased Premises during the remaining Term of this Lease, less (b) all costs incurred by Landlord in reletting the Leased Premises and all additional rent not included in the present value calculation above but that would have been payable by Tenant hereunder; provided, however, that the monies to which Tenant shall become entitled shall, in no event, exceed the amount actually paid by Tenant to Landlord under the preceding sentence; or

16.2.2

require Tenant to pay to Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained, for each month of the period which constituted or otherwise would have constituted the balance of the Term of this Lease, any deficiency between (a) the sum of the Adjusted Base Rent, additional rent, and all other charges due hereunder or that otherwise would have become due or payable by Tenant hereunder, and (b) the amount, if any, of the rent and additional rent actually collected by Landlord on account of a new lease or sublease of the Leased Premises or any portion thereof, net of any additional expenses incurred by Landlord in obtaining or complying with said new lease or sublease.

16.3

In the event of a default or threatened default of this Lease by Tenant, Landlord also shall be entitled to all equitable remedies, including without limitation, injunction and specific performance.  Landlord shall use reasonable efforts to mitigate damages by attempting to relet the Leased Premises or portions thereof “as is” or subject to minor refurbishment, but

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Landlord shall not be obligated to undertake renovation or construction work in connection therewith.

16.4

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provision and covenants herein contained.  Landlord’s acceptance of the payment of rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless such default has been completely cured by such payment.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  No act or thing done by the Landlord or its agents during the Term hereby granted shall be deemed an acceptance of the surrender of the Leased Premises, and no agreement to accept a surrender of said Leased Premises shall be valid unless in writing signed by an authorized officer of Landlord.  The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this Lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

16.5

The provisions of this section shall survive the termination of this Lease.  Nothing in the article shall in any manner increase Landlord’s liability to Tenant or to any others.  Landlord’s termination of this Lease or re-entry into the Leased Premises shall not relieve Tenant of its obligation to pay all rent and other charges hereunder.  Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event Tenant shall be evicted or dispossessed for any cause, or in the event Landlord shall obtain possession of the Leased Premises by virtue of the provisions of this Lease or otherwise.

16.6

If Tenant at any time fails to perform any of its obligations under this Lease within the times provided herein, Landlord shall have the right, but not the obligation, to perform or cause to be performed such obligations on behalf and at the expense of the Tenant and to take all such action the Landlord reasonably determines to be appropriate under the circumstances.  In such event, all costs and expenses incurred by the Landlord with respect thereto shall, upon demand, be promptly reimbursed by the Tenant, and such amounts shall accrue interest at the lesser of eighteen percent (18%) or the highest legal rent if not paid within ten (10) days of submission of paid invoices therefor.  The performance by the Landlord of any such obligation shall not constitute a release or waiver of any of the Tenant’s obligations under this Lease.  If any rent, advances or other charges owing under this Lease are collected by or through an attorney-at-law, Tenant agrees to pay fifteen percent (15%) of the amounts owed as Landlord’s expenses for attorney’s fees in effecting collection.

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ARTICLE 17
Notices

17.1

The notices required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be either delivered by reliable independent courier or deposited into the U.S. Mail, postage prepaid, by certified mail, return receipt requested, addressed to the parties as below set forth or sent by reliable commercial courier, charges prepaid, with receipt or refusal verified.  Any such notice shall be deemed to have been given when delivered in hand to the addressee by independent courier or refused, or two (2) business days after its deposit in first- class mail certified mail, return receipt requested, in each case properly addressed and delivery charges or postage paid by the notifying party.

17.2

For purposes of this Lease, the respective addresses of Landlord and Tenant are as follows, unless hereafter changed by notice to the other:

Landlord:
Elizabeth Village, LLC
Attn:  W.T. Green, Jr.
194 Bonner Road
Carrollton, Georgia 30116

Tenant:
Greenway Medical Technologies, Inc.
Attn:  William G. Esslinger, Jr.
121 Greenway Parkway
Carrollton, Georgia 30116

Either party may change its address for notices hereunder by notice to the other party as provided in this Article 17.  Each party also agrees to send one additional copy of any notice to such other addressee as the other party may designate.

ARTICLE 18
Miscellaneous Provisions

18.1

Subordination.  This Lease and Tenant’s interest hereunder shall at all times be subject and subordinate to any and all present and future ground leases, underlying leases, mortgages, security deeds, or encumbrances that may affect the Leased Premises or any part thereof provided that should any holder of such an interest in the Leased Premises succeed to Landlord’s interest hereunder, Tenant’s possession, use and enjoyment of the Leased Premises shall not be disturbed so long as Tenant is not in default hereunder.  Such subordination shall be self-operative and no further instrument of subordination shall be required.  Nevertheless, Tenant covenants and agrees to execute upon demand of Landlord all instruments reasonably necessary or desirable to further evidence the subordination of this Lease to the lien of any ground lease, underlying, lease, mortgage, security deed or other encumbrance, subject to the foregoing non-disturbance agreement.  If the holder of any secured interest in the Leased Premises or any portion thereof shall hereafter succeed to the right of Landlord under this Lease, whether through possession or foreclosure action or otherwise, Tenant shall attorn to and recognize such

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successor as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that may be reasonably necessary to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between such successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

18.2

Successors.  The covenants, conditions, and stipulations contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors-in-interest, heirs, executors and legal representatives and permitted sub-lessees and assigns.  “Landlord” and “Tenant” as used herein shall include male and female, singular and plural, corporation, partnership, individual or entity in any places herein in which the context may require or permit such substitution, substitutions or designations.

18.3

Entire Agreement.  This Lease, including any exhibits, attachments or plans and specifications made a part hereof, contains the entire agreement between the parties hereto, and no discussions, representations, inducements, promises, agreements, customs or practice, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  This Lease may be modified or amended only by a written agreement signed by authorized representatives of the parties hereto.

18.4

Real Estate Commissions.  Landlord and Tenant each represent to the other that neither has dealt with any broker, agent or finder in connection with this Lease.  Landlord and Tenant each hereby indemnify the other and agree to hold the other harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including attorney’s fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this Lease, or to the consummations of the transactions contemplated hereunder, which may be made by any person, firm or entity based upon any agreement or agreements made or alleged to have been made by such party or its representatives.  The provisions of this section shall survive termination or expiration of this Lease.

18.5

Severability, Interpretation and Applicable Law.

18.5.1

Tenant and Landlord acknowledge and represent that they have carefully read and reviewed this Lease and each term and provision contained herein and, by execution of this Lease, show their informed and voluntary consent hereto.  The parties hereby agree that the terms of this Lease are reasonable and effectuate their intent and purpose with respect to the Leased Premises and other subject matter hereof.  The captions, table of contents and headings in this Lease are inserted only as a matter of reference and in no way amplify, restrict, define or modify the scope or intent of the provisions of this Lease.  If any provision of this Lease or the application thereof shall be invalid or unenforceable to any extent, such provision or application shall be interpreted to the maximum extent possible to give meaning and enforceability to the intent of the parties (or voided to the extent necessary), and the remainder of this Lease or other applications of such provision shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.5.2

The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease.

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This document shall have no binding effect on the parties unless and until executed by the authorized representatives of both Landlord and Tenant.

18.6

Relation of the Parties.  This Lease shall create the relationship of landlord and tenant between the parties hereto, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, association or joint venture, or of any relationship other than landlord and tenant, between the parties hereto.  Tenant shall have only a usufruct.

18.7

Surrender of Leased Premises.  Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, Tenant shall surrender the Leased Premises and keys thereto to Landlord in same condition as on the Commencement Date, normal wear excepted.

18.8

Holding Over.  Should Tenant withhold possession of the Leased Premises after the termination of this Lease, whether by expiration of the terms of the demise or otherwise, the damages for which Tenant shall be liable to Landlord for such detention are difficult or impossible to estimate, shall be and hereby are liquidated at a sum equal to double the Base Rent most recently in effect for a period equal to the period of such detention.  In addition, Tenant shall be obligated for such additional rent as was payable by Tenant during the Term Should Tenant occupy the Leased Premises after the termination of this Lease for any cause whatsoever, Tenant shall be considered a tenant at will and by sufferance of Landlord and no such occupancy or payment of rent shall operate as a renewal of the Lease or any part thereof.

18.9

Authority.  If either of the parties hereto is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with all laws, articles, agreements, bylaws and resolutions governing said corporation, and that this Lease is binding upon said corporation in accordance with its terms.  If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of such partnership or limited liability company represents and warrants that he or she is duly authorized to execute and deliver this lease on behalf of the partnership or limited liability company, and that this Lease is binding on the partnership or limited liability company and is in accordance with all orders or agreements applicable thereto.

18.10

Bankruptcy or Insolvency.  If at any time during the Term of this Lease or any extensions or renewals thereof, a petition of relief, reorganization, arrangement or liquidation under any of the laws of the United States Bankruptcy Code be filed by Tenant or any guarantor of this Lease, or if any such petition(s) shall be filed against Tenant or any guarantor and not be dismissed within sixty (60) days from the date if such filing, or if Tenant or any guarantor has filed a petition to be adjudicated a bankrupt, or if the assets of Tenant or the business conducted by Tenant on the Premises be taken over or sequestered by a trustee or receiver or any other person pursuant to any judicial proceedings, or if Tenant makes an assignment for the benefit of creditors, then the occurrence of any such act shall be deemed, at the option of Landlord, to constitute a breach of this Lease by Tenant.  Tenant agrees that should this Lease ever become part of a debtor’s estate under 11 U.S.C.A. §§ 1 et seq. (the “U.S. Bankruptcy Code”), Tenant shall use its best efforts to cause the prompt assumption or rejection of this Lease in compliance

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with subsection 365(b)(1) of said Code, including but not limited to the curing of any defaults and/or the provision of adequate assurance.  Landlord, at its election, may terminate this Lease in the event of the occurrence of any of the events enumerated herein, by giving not less than five (5) days written notice to Tenant or to the assignee or trustee or such other person appointed pursuant to the order of a court, and thereupon Landlord may re-enter the Premises and this Lease shall not be treated as an asset of Tenant’s estate.  However, notwithstanding Landlord’s re-entry, Landlord shall be entitled to exercise all available rights and remedies and to recover from Tenant all monies which may be due or become due, including Minimum Rent and Additional Rent and any other damages resulting from the breach of the terms of this Lease by Tenant.

18.11

Liability of Landlord.  The term “Landlord” as used in this Lease means only the owner at any particular time of the Leased Premises.  In the event of any transfer of title to the Leased Premises, the grantor-Landlord shall be freed and relieved of all covenants and obligations of Landlord to be performed under this Lease.  It shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee of title, that such transferee has assumed and agreed to be bound by any and all covenants and agreements of Landlord under this Lease.  Notwithstanding anything to the contrary contained herein, Landlord and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in- common, association or other form of joint ownership, shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease.  Tenant shall look solely to the interest of Landlord in the Leased Premises for the satisfaction of any damages or remedies of Tenant, and Tenant’s sole recourse against Landlord shall be against Landlord’s interest in the Leased Premises.  The provisions of this Section 18.11 shall survive the expiration or other termination of this Lease.

18.12

Applicable Law.  Time is of the essence of this Lease.  This Lease shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Georgia applicable to contracts made in that State and to the subject matter hereof.  The parties hereto irrevocably agree that all actions or proceedings in any way, manner or respect arising out of or from or related to this Lease and not subject to arbitration as provided herein shall be adjudicated only in courts having situs in Georgia.  Tenant (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Lease; (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Lease; and (c) agrees that any process or notice of motion or other application to either of such courts or a judge thereof may be served inside or outside of the State of Georgia by registered or certified mail, return receipt requested, directed to Tenant at its address set forth in this Lease (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service, or in such other manner as shall be permissible under the rules of such courts.  Tenant waives insofar as permitted by applicable law, trial by jury and the right to interpose any defense, offset, recoupment, abatement or counterclaim in any action between Tenant and Landlord or

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Landlord’s assignee.  The provisions of this Section 18.12 shall survive the expiration or other termination of this Lease.

ARTICLE 19
Dispute Resolution

To the maximum extent permitted by law, if any dispute shall arise with respect to the provisions of this Lease, such dispute shall be settled by arbitration through the nearest office of the American Arbitration Association or any successor organization (“AAA”).  Either party may apply to such AAA office for the appointment of an arbitrator.  If there is no such AAA office, then either party may apply to the Chief Judge of the Superior Court of Carroll County, Georgia for the appointment of an arbitrator.  The arbitrator so appointed shall be a disinterested person knowledgeable about the subject matter of the dispute; said arbitration shall be conducted pursuant to the rules of the AAA, commercial disputes or such other rules as may be agreed to by the parties; the determination of the arbitrator shall be binding upon the parties hereto and not appealable; and the expenses of the arbitration shall be borne by the non-prevailing party or apportioned among the parties in proportion to their respective fault, each as determined by the arbitrator; provided, however, that each party shall be responsible for its own costs of legal counsel and presentation, if any.  Notwithstanding the foregoing, the parties hereto may mutually agree to resolve any dispute through mediation.

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IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals as of the date first set forth above.

Signed, sealed and delivered in the presence of: /s/ Bonnie McManus Witness /s/ Jane Norton Notary Public	LANDLORD: ELIZABETH VILLAGE, LLC a Georgia limited liability company /s/ W.T. Green, Jr. [SEAL] W.T. Green, Jr., Manager
Signed, sealed and delivered in the presence of: /s/ Sarah R. Thomason Witness /s/ Jane Norton Notary Public	TENANT: GREENWAY MEDICAL TECHNOLOGIES, INC., a Georgia corporation By: /s/ William G. Esslinger, Jr. Title: VP, Chief Legal Officer and Chief Privacy Officer Attest: /s/ Brad Tuggle [CORPORATE SEAL]

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EXHIBIT “A”

LEGAL DESCRIPTION

TRACT ONE: ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 95 of the 10th District, City of Carrollton, Carroll County, Georgia, being Subdivision Lots 4 and 5 shown and delineated on a plat entitled “Survey for Greenway Corners,” last dated January 30, 1997, recorded in Plat Book 59, Page 70 in the Office of the Clerk of the Superior Court of Carroll County, Georgia, which plat and the record thereof are each by reference incorporated herein.  Said property is more particularly described as follows:  TO LOCATE THE POINT OF BEGINNING, COMMENCE at the intersection of the northern right of way of Tom Reeve Drive and the eastern right of way of Hay’s Mill Road; from thence along the eastern and northern right of way of Hay’s Mill Road the following courses and distances: north 13 degrees 22 minutes 30 seconds west 333.96 feet to a cement monument; thence south 76 degrees 35 minutes 42 seconds west 39.69 feet to a cement monument; thence north 13 degrees 24 minutes 39 seconds west 399.98 feet to a point; thence leaving said right of way south 88 degrees 56 minutes 16 seconds east along the northern boundary of Subdivision Lots 15, 9, 8, 7 and 6 a distance of 1,014.86 feet to the POINT OF BEGINNING, being the northwest corner of Subdivision Lot 5; thence continuing south 88 degrees 56 minutes 16 seconds east 261.73 feet to an iron pin found; thence south 05 degrees 17 minutes 16 seconds west a distance of 297.61 feet to the southeastern corner of Subdivision Lot 4; thence north 88 degrees 35 minutes 49 seconds west a distance of 202.23 feet to the eastern right of way of Greenway Parkway; thence north along said right of way, which curves in a northwesterly direction, a distance of 157.68 feet to the southwestern corner of Subdivision Lot 5; thence leaving Greenway Parkway north 18 degrees 48 minutes 42 seconds east 204.75 feet to the POINT OF BEGINNING.

Said Property being known as 121 Greenway Parkway (a/k/a Greenway Boulevard), Carrollton, Georgia 30117.

TRACT TWO: ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 95 of the 10th District, City of Carrollton, Carroll County, Georgia, being Subdivision Lots 11 and 12 shown and delineated on a plat entitled “Survey for Greenway Corners,” last dated January 30, 1997, recorded in Plat Book 59, Page 70 in the Office of the Clerk of the Superior Court of Carroll County, Georgia, which plat and the record thereof are each by reference incorporated herein.  Said property is more particularly described as follows:  TO LOCATE THE POINT OF BEGINNING, COMMENCE at the intersection of the northern right of way of Tom Reeve Drive and the eastern right of way of Hay’s Mill Road; from thence along the eastern right of way of Hay’s Mill Road north 13 degrees 22 minutes 30 seconds west 214.29 feet to the southern right of way of Greenway Parkway; thence running along the southern right of way of Greenway Parkway in a northeasterly direction 39.06 feet to a point; thence continuing along said right of way north 46 degrees 05 minutes 48 seconds east 290.57 feet to a point; thence continuing along said right of way, which curves in a northeastern direction, a distance of 58.86 feet to a point; thence continuing along said right of way south 88 degrees 56 minutes 16 seconds east 156.33 feet to the northwestern corner of Subdivision Lot 12 and the POINT OF BEGINNING; from said point of beginning, continuing along the southern right of way of Greenway Parkway south 88 degrees 56 minutes 16 seconds east 311.84 feet to a point; thence continuing along said right of way, which curves in a southerly direction, a distance of 78.84 feet to a point on the western right of way of Greenway Parkway; thence running along the western right of way of Greenway Parkway south 01 degree 24 minutes 11 seconds west 169.71 feet to the southeastern corner of Subdivision Lot 11; thence leaving said right of way and running south 88 degrees 56 minutes 16 seconds west 360.83 feet to the southwestern corner of Subdivision Lot 12; thence running north 01 degree 03 minutes 44 seconds east 220.00 feet to the southern right of way of Greenway Parkway and the POINT OF BEGINNING.

BEING Tracts 5, 11 and 12 on the attached survey by Keck & Wood, Inc.

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